SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 22, 1999

                                HUMBOLDT BANCORP
             (Exact name of registrant as specified in its charter)

           California                  0-27784                93-1175446
(State or other jurisdiction of     (Commission            (I.R.S. Employer
incorporation or organization)      File Number)           Identification No.)


            701 Fifth Street, Eureka, California 95501; 707-445-3233 (Address and telephone number of principal executive offices)


Item 2.  Acquisition of Assets.

        Pursuant to an "Agreement And Plan Of Reorganization And Merger" entered into as of June 22, 1999 (the "Merger Agreement"), Humboldt Bancorp, a California bank holding company, will acquire both Global Bancorp, a California bank holding company headquartered in Napa, California, and its wholly-owned subsidiary Capitol Thrift & Loan association ("Capitol Thrift"). Capitol Thrift is a California licensed industrial loan company. The acquisition will be effected by the merger of both Global Bancorp and Capitol Thrift into Humboldt Bank, a wholly owned subsidiary of Humboldt Bancorp. Following the merger, Humboldt Bank will be the sole surviving corporation. It is anticipated that the business of Capitol Thrift will be operated as a division of Humboldt Bank.

        The total consideration to be paid for the acquisition will be $16,500,000, comprised of the following: (i) $9,000,000 in cash; (ii) approximately $2,000,000 in Humboldt Bancorp common stock computed by the total amount of shareholders' equity in Global Bancorp, less $9,000,000 to be paid in cash and merger expenses in excess of $100,000; and (iii) the balance of approximately $5,500,000 in the form of a Humboldt Bank promissory note, payable in full on January 30, 2002, to accrue interest at 8% per annum, and subject to certain adjustments for loan losses and expenses as identified in the Merger Agreement. Pursuant to the Merger Agreement, up to $2,000,000 of the promissory note may be paid at maturity in the form of Humboldt common stock at the election of the holders of the promissory note. Among other conditions, before the merger may be consummated, it must be approved by the shareholders of Global Bancorp, and by both the Federal Deposit Insurance Corporation and the California Department of Financial Institutions. In addition, as a condition to the consummation of the merger, Humboldt Bancorp is required to raise capital through the sale of its common stock.

        Humboldt Bancorp, Humboldt Bank, Global Bancorp, and Capitol Thrift may terminate the Merger Agreement at any time by mutual consent. In addition, if Global Bancorp terminates the Merger Agreement or its shareholders do not approve the Merger Agreement, Global Bancorp or Capitol Thrift must pay to Humboldt Bancorp $250,000 in cash. Moreover, if Global Bancorp or Capitol Thrift terminates the Merger Agreement and within 180 days, Global Bancorp or Capitol Thrift approve another sale or execute another letter of intent, or a third party acquires 15% or more of the outstanding shares of Global Bancorp, Global Bancorp or Capitol Thrift must pay to Humboldt Bancorp $350,000 in cash. If the Merger Agreement is terminated by Humboldt Bancorp or Global Bancorp terminates the Merger Agreement because of a breach of Humboldt Bancorp's representations and warranties, or if there is a failure by Humboldt Bancorp to complete its public offering, then Humboldt Bancorp must pay to Global Bancorp the sum of $250,000.

Item 7.  Financial Statements and Exhibits.

        (a)    Financial statements of businesses acquired.

               Financial statements of Global Bancorp and Capitol Thrift and pro forma information will be filed by amendment within 60 days of the due date of this Form 8-K.

        (b)    Pro forma financial information.

               Pro forma information will be filed by amendment within 60 days of the due date of this Form 8-K.

        (c)    Exhibits.

               2.1 Agreement And Plan Of Reorganization And Merger (without exhibits) between and among Humboldt Bancorp, Humboldt Bank, Global Bancorp, and Capitol Thrift.


                                           SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 7, 1999                                HUMBOLDT BANCORP,
                                                   a California Corporation


                                                   /s/ THEODORE MASON
                                                       ---------------
                                                       Theodore Mason,
                                                       President